Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick Corporate Secretary (631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. ANNOUNCES FOURTH QUARTER 2005 DIVIDEND

(Bridgehampton, NY - December 20, 2005) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB:BDGE), the holding company for The Bridgehampton National Bank, announced the declaration of a quarterly dividend of $0.23 per share. The dividend is the same as that paid for the prior quarter. On a year-to-date basis, dividends declared have increased 26.4% over last year. The dividend will be payable on January 19, 2006 to shareholders of record as of December 31, 2005. The Company continues its trend of uninterrupted dividends. Bridge Bancorp, Inc. also continues to return value to shareholders through its ongoing Board approved Stock Repurchase program.

Federally chartered in 1910, the Bank was founded by local farmers and merchants. For nearly a century, The Bridgehampton National Bank has maintained its focus on building business and consumer banking relationships on eastern Long Island. The Bank offers a broad range of deposit and loan products and services through its full service branch network and through alternative delivery channels.

Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village and Southold. The Bank’s twelfth branch office, located in Westhampton Beach, incorporates a café and opened in December of this year. In addition, the Bank operates Bridge Abstract LLC, a title insurance subsidiary.

The Bank continues a rich tradition of involvement in the local community, supporting programs and initiatives that promote local businesses, the environment, education, healthcare, social services and the arts.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,”“believes,”“should,”“plans,”“anticipates,”“will,”“potential,”“could,”“intend,”“may,”“outlook,”“predict,”“project,”“would,”“estimates,”“assumes,”“likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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